AGREEMENT AND PLAN OF REORGANIZATION


          THIS AGREEMENT (the "Plan") is made this day of March, 1998, between Achiote Corporation, a Delaware corporation ("Achiote"); Jehu Hand, Esq., the principal stockholder and the sole director and executive officer of Achiote ("Hand"); Graystone World Wide, Inc., a Nevada corporation ("Graystone"); and the person listed in Exhibit A hereof who is the owner of record of all of the outstanding common stock of Graystone (the "Graystone Stockholder").

          Achiote wishes to acquire all of the outstanding common stock of Graystone in exchange for common stock of Achiote in a transaction qualifying as a tax-free exchange pursuant to Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended; and

          NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, IT IS AGREED:

                            Section 1

                        Exchange of Stock

          1.1 Number of Shares. The Graystone Stockholder agrees to transfer to Achiote at the closing (the "Closing") 100% of the outstanding securities of Graystone, which are listed in Exhibit A hereof attached hereto and incorporated herein by reference (the "Graystone Shares"), in exchange for 12,463,000 post-split shares (as outlined below in Section 1.5 hereof) of the one mill ($0.001) par value "unregistered" and "restricted" common voting stock of Achiote.

          1.2 Delivery of Certificates by Graystone Stockholder. The transfer of the Graystone Shares by the Graystone Stockholder shall be effected by the delivery to Achiote at the Closing of stock certificate or certificates representing the transferred shares duly endorsed in blank or accompanied by stock powers executed in blank, with all signatures witnessed or guaranteed to the satisfaction of Achiote and with all necessary transfer taxes and other revenue stamps affixed and acquired at the Graystone Stockholder's expense.

          1.3 Further Assurances. At the Closing and from time to time thereafter, the Graystone Stockholder shall execute such additional instruments and take such other action as Achiote may request in order to exchange and transfer clear title and ownership in the Graystone Shares to Achiote.

          1.4 Resignation of Present Sole Director and Executive Officer and Designation of New Directors and Executive Officers. On Closing, the sole present director and executive officer of Achiote, Jehu Hand, Esq., shall resign and designate the directors and executive officers nominated by Graystone to serve in his place and stead, until the next respective annual meetings of the stockholders and Board of Directors of Achiote, and until their respective successors shall be elected and qualified or until their respective prior resignations or terminations.

          1.5 Amendment of Charter. The Closing shall be subject to the Certificate of Incorporation of Achiote being amended to effect a forward split of its 580,100 currently outstanding shares of common stock on a basis of two for one (resulting in there being approximately 1,160,200 outstanding post-split shares [depending upon rounding]), while retaining the present authorized capital, shares and par value, with appropriate adjustments in the stated capital and capital surplus accounts of Achiote, and to change the name of Achiote to "Graystone World Wide, Inc."

          1.6 Assets and Liabilities of Achiote at Closing. Achiote shall have no material assets and no liabilities at Closing, and all costs incurred by Achiote incident to the Plan shall have been paid or satisfied.

          1.7 Funding. At or within a reasonable time of Closing, Achiote shall use its "best efforts" to raise approximately $500,000 in net proceeds for the benefit of the reorganized Achiote by the sale of approximately 112,000 "unregistered" and "restricted" shares of its post-split common stock to certain "accredited investors" in consideration of the sum of $5.00 per share (which includes payment of approximately $60,000 in expenses incident to this limited offering), subject to adjustment in the number of shares to be issued as follows: the shares shall be issued at the lesser of $5.00 or 50% of the average bid price of all "market makers" for shares of common stock of the reorganized Achiote on the OTC Bulletin Board of the NASD, for a period of 30 days following the initial quotation of shares of common stock of Achiote on the OTC Bulletin Board.

          1.8 Issuance of Additional Shares. The Company hereby adopts the written compensation agreement of Graystone providing for the issuance of 20 and 6 shares, respectively, of Graystone, to Messrs. Nielsen and Burningham, pursuant to Rule 701 of the Securities and Exchange Commission, and agrees to issue shares of common stock of the Company in lieu thereof, in the same ratio as being issued to the Graystone Stockholder, or 249,260 and 74,778 shares, respectively; and; the "unregistered" and "restricted" post-split shares of common stock of the Company outlined in Section 8.3 hereof shall also be issued simultaneous with the Closing.

                            Section 2

                             Closing

          The Closing contemplated by Section 1.1 shall be held at the offices of Leonard W. Burningham, Esq., Suite 205 Hermes Building, 455 East 500 South, Salt Lake City, Utah 84111, unless another place or time is agreed upon in writing by the parties. The Closing may be accomplished by wire, express mail or other courier service, conference telephone communications or as otherwise agreed by the respective parties or their duly authorized representatives.

                            Section 3

        Representations and Warranties of Achiote and Hand

          Achiote and Hand represent and warrant to, and covenant with, the Graystone Stockholder and Graystone as follows:

          3.1 Corporate Status. Achiote is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary (Delaware only.) Achiote is a publicly held company, having previously and lawfully offered and sold a portion of its securities in accordance with applicable federal and state securities laws, rules and regulations. There is presently no public market for these or any other securities of Achiote.

          3.2 Capitalization. The authorized capital stock of Achiote consists of 20,000,000 shares of one mill ($0.001) par value common voting stock, of which 580,100 shares are issued and outstanding, all fully paid and non-assessable; and 1,000,000 shares of one mill ($0.001) par value preferred stock, of which no shares are issued and outstanding. There are no outstanding options, warrants or calls pursuant to which any person has the right to purchase any authorized and unissued common stock of Achiote.

          3.3 Financial Statements. The financial statements of Achiote furnished to the Graystone Stockholder and Graystone, consisting of financial statements for the periods ended March 31, 1997, 1996 and 1995, attached hereto as Exhibit B and incorporated herein by reference, and unaudited financial statements for the period ended December 31, 1997, attached hereto as Exhibit B-1 and incorporated herein by reference, are correct and fairly present the financial condition of Achiote at such dates and for the periods involved; such statements were prepared in accordance with generally accepted accounting principles consistently applied, and no material change has occurred in the matters disclosed therein, except as indicated in Exhibit C, which is attached hereto and incorporated herein by reference. Such financial statements do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

          3.4 Undisclosed Liabilities. Achiote has no liabilities of any nature except to the extent reflected or reserved against in its balance sheets, whether accrued, absolute, contingent or otherwise, including, without limitation, tax liabilities and interest due or to become due, except as set forth in Exhibit C.

          3.5 Interim Changes. Since the date of its balance sheets, except as set forth in Exhibit C, there have been no (1) changes in financial condition, assets, liabilities or business of Achiote which, in the aggregate, have been materially adverse; (2) damages, destruction or losses of or to property of Achiote, payments of any dividend or other distribution in respect of any class of stock of Achiote, or any direct or indirect redemption, purchase or other acquisition of any class of any such stock; or (3) increases paid or agreed to in the compensation, retirement benefits or other commitments to employees.

          3.6 Title to Property. Achiote has good and marketable title to all properties and assets, real and personal, reflected in its balance sheets, and the properties and assets of Achiote are subject to no mortgage, pledge, lien or encumbrance, except for liens shown therein or in Exhibit C, with respect to which no default exists.

          3.7 Litigation. There is no litigation or proceeding pending, or to the knowledge of Achiote, threatened, against or relating to Achiote, its properties or business, except as set forth in Exhibit C. Further, no officer, director or person who may be deemed to be an affiliate of Achiote is party to any material legal proceeding which could have an adverse effect on Achiote (financial or otherwise), and none is party to any action or proceeding wherein any has an interest adverse to Achiote.

          3.8 Books and Records. From the date of this Plan to the Closing, Achiote will (1) give to the Graystone Stockholder and Graystone or their respective representatives full access during normal business hours to all of its offices, books, records, contracts and other corporate documents and properties so that the Graystone Stockholder and Graystone or their respective representatives may inspect and audit them; and (2) furnish such information concerning the properties and affairs of Achiote as the Graystone Stockholder and Graystone or their respective representatives may reasonably request.

          3.9 Tax Returns. Achiote has filed all federal and state income or franchise tax returns required to be filed or has received currently effective extensions of the required filing dates.

         3.10 Confidentiality. Until the Closing (and thereafter if there is no Closing), Achiote and its representatives will keep confidential any information which they obtain from the Graystone Stockholder or from Graystone concerning the properties, assets and business of Graystone. If the transactions contemplated by this Plan are not consummated by March 31, 1998, Achiote will return to Graystone all written matter with respect to Graystone obtained by Achiote in connection with the negotiation or consummation of this Plan.

         3.11 Investment Intent. Achiote is acquiring the Graystone Shares to be transferred to it under this Plan for investment and not with a view to the sale or distribution thereof, and Achiote has no commitment or present intention to liquidate Graystone or to sell or otherwise dispose of the Graystone Shares.

         3.12 Corporate Authority. Achiote has full corporate power and authority to enter into this Plan and to carry out its obligations hereunder and will deliver to the Graystone Stockholder and Graystone or their respective representatives at the Closing a certified copy of resolutions of its Board of Directors authorizing execution of this Plan by its officers and performance thereunder, and the sole director adopting and delivering such resolutions is the duly elected and incumbent director of Achiote.

         3.13 Due Authorization. Execution of this Plan and performance by Achiote hereunder have been duly authorized by all requisite corporate action on the part of Achiote, and this Plan constitutes a valid and binding obligation of Achiote and performance hereunder will not violate any provision of the Articles of Incorporation, Bylaws, agreements, mortgages or other commitments of Achiote.

         3.14 Environmental Matters. Achiote has no knowledge of any assertion by any governmental agency or other regulatory authority of any environmental lien, action or proceeding, or of any cause for any such lien, action or proceeding related to the business operations of Achiote. In addition, to the best knowledge of Achiote, there are no substances or conditions which may support a claim or cause of action against Achiote or any of its current or former officers, directors, agents or employees, whether by a governmental agency or body, private party or individual, under any Hazardous Materials Regulations. "Hazardous Materials" means any oil or petrochemical products, PCB's, asbestos, urea formaldehyde, flammable explosives, radioactive materials, solid or hazardous wastes, chemicals, toxic substances or related materials, including, without limitation, any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," or "toxic substances" under any applicable federal or state laws or regulations. "Hazardous Materials Regulations" means any regulations governing the use, generation, handling, storage, treatment, disposal or release of hazardous materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act and the Federal Water Pollution Control Act.

          3.15 Access to Information Regarding Graystone. Achiote acknowledges that it has been delivered copies of what has been represented to be documentation containing all material information respecting Graystone and its present and contemplated business operations, potential acquisitions, management and other factors; that it has had a reasonable opportunity to review such documentation and discuss it, to the extent desired, with its legal counsel, directors and executive officers; that it has had, to the extent desired, the opportunity to ask questions of and receive responses from the directors and executive officers of Graystone, and with the legal and accounting firms of Graystone, with respect to such documentation; and that to the extent requested, all questions raised have been answered to its complete satisfaction.

                            Section 4

      Representations, Warranties and Covenants of Graystone
                  and the Graystone Stockholder

          Graystone and the Graystone Stockholder represent and warrant to, and covenant with, Achiote as follows:

          4.1 Graystone Shares. The Graystone Stockholder is the record and beneficial owner of all of the Graystone Shares listed in Exhibit A, free and clear of adverse claims of third parties; and Exhibit A correctly sets forth the names, addresses and the number of Graystone Shares respectively owned by the Graystone Stockholder.

          4.2 Corporate Status. Graystone is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary.

          4.3 Capitalization. The authorized capital stock of Graystone consists of 50,000,000 shares of common voting stock, one mill ($0.001) par value, of which 1,000 shares are issued and outstanding, all fully paid and non-assessable. There are no outstanding options, warrants or calls pursuant to which any person has the right to purchase any authorized and unissued capital stock of Graystone.

          4.4 Financial Statements. The financial statements of Graystone furnished to Achiote, consisting of audited financial statements from the date of inception (January 18, 1998) to January 31, 1998, attached hereto as Exhibit D, and incorporated herein by reference, are correct and fairly present the financial condition of Graystone as of these dates and for the period involved, and such statements were prepared in accordance with generally accepted accounting principles consistently applied. These financial statements do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

          4.5 Undisclosed Liabilities. Graystone has no material liabilities of any nature except to the extent reflected or reserved against in the balance sheet, whether accrued, absolute, contingent or otherwise, including, without limitation, tax liabilities and interest due or to become due, except as set forth in Exhibit E attached hereto and incorporated herein by reference.

          4.6 Interim Changes. Since the date of these balance sheet, except as set forth in Exhibit E, there have been no (1) changes in the financial condition, assets, liabilities or business of Graystone, in the aggregate, have been materially adverse; (2) damages, destruction or loss of or to the property of Graystone, payment of any dividend or other distribution in respect of the capital stock of Graystone, or any direct or indirect redemption, purchase or other acquisition of any such stock; or (3) increases paid or agreed to in the compensation, retirement benefits or other commitments to their employees.

          4.7 Title to Property. Graystone has good and marketable title to all properties and assets, real and personal, proprietary or otherwise, reflected in these balance sheet, and the properties and assets of Graystone are subject to no mortgage, pledge, lien or encumbrance, except as reflected in the balance sheet or in Exhibit E, with respect to which no default exists.

          4.8 Litigation. There is no litigation or proceeding pending, or to the knowledge of Graystone, threatened, against or relating to Graystone or its properties or business, except as set forth in Exhibit E. Further, no officer, director or person who may be deemed to be an affiliate of Graystone is party to any material legal proceeding which could have an adverse effect on Graystone (financial or otherwise), and none is party to any action or proceeding wherein any has an interest adverse to Graystone.

          4.9 Books and Records. From the date of this Plan to the Closing, the Graystone Stockholder will cause Graystone to (1) give to Achiote and its representatives full access during normal business hours to all of its offices, books, records, contracts and other corporate documents and properties so that Achiote may inspect and audit them; and (2) furnish such information concerning the properties and affairs of Graystone as Achiote may reasonably request.

         4.10 Tax Returns. Graystone has filed all federal and state income or franchise tax returns required to be filed or has received currently effective extensions of the required filing dates.

         4.11 Confidentiality. Until the Closing (and continuously if there is no Closing), Graystone, the Graystone Stockholder and their representatives will keep confidential any information which they obtain from Achiote concerning its properties, assets and business. If the transactions contemplated by this Plan are not consummated by March 31, 1998, Graystone, the Graystone Stockholder will return to Achiote all written matter with respect to Achiote obtained by them in connection with the negotiation or consummation of this Plan.

         4.12 Investment Intent. The Graystone Stockholder are acquiring the shares to be exchanged and delivered to them under this Plan for investment and not with a view to the sale or distribution thereof, and the Graystone Stockholder have no commitment or present intention to liquidate the
Company or to sell or otherwise dispose of the Achiote shares.   The Graystone
Stockholder shall execute and deliver to Achiote on the Closing an Investment Letter attached hereto as Exhibit F and incorporated herein by reference, acknowledging the "unregistered" and "restricted" nature of the shares of Achiote being received under the Plan in exchange for the Graystone Shares, and receipt of certain material information regarding Achiote.

         4.13 Corporate Authority. Graystone has full corporate power and authority to enter into this Plan and to carry out its obligations hereunder and will deliver to Achiote or its representative at the Closing a certified copy of resolutions of its Board of Directors authorizing execution of this Plan by its officers and performance thereunder.

         4.14 Due Authorization. Execution of this Plan and performance by Graystone hereunder have been duly authorized by all requisite corporate action on the part of Graystone, and this Plan constitutes a valid and binding obligation of Graystone and performance hereunder will not violate any provision of the Articles of Incorporation, Bylaws, agreements, mortgages or other commitments of Graystone.

         4.15 Environmental Matters. Graystone and the Graystone Stockholder have no knowledge of any assertion by any governmental agency or other regulatory authority of any environmental lien, action or proceeding, or of any cause for any such lien, action or proceeding related to the business operations of Graystone or its predecessors. In addition, to the best knowledge of Graystone, there are no substances or conditions which may support a claim or cause of action against Graystone or any of its current or former officers, directors, agents, employees or predecessors, whether by a governmental agency or body, private party or individual, under any Hazardous Materials Regulations. "Hazardous Materials" means any oil or petrochemical products, PCB's, asbestos, urea formaldehyde, flammable explosives, radioactive materials, solid or hazardous wastes, chemicals, toxic substances or related materials, including, without limitation, any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," or "toxic substances" under any applicable federal or state laws or regulations. "Hazardous Materials Regulations" means any regulations governing the use, generation, handling, storage, treatment, disposal or release of hazardous materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act and the Federal Water Pollution Control Act.

          4.16 Access to Information Regarding Achiote. Graystone and the Graystone Stockholder acknowledge that they have been delivered copies of what has been represented to be documentation containing all material information respecting Achiote and its present and contemplated business operations, potential acquisitions, management and other factors; that they have had a reasonable opportunity to review such documentation and discuss it, to the extent desired, with their legal counsel, directors and executive officers; that they have had, to the extent desired, the opportunity to ask questions of and receive responses from the directors and executive officers of Achiote, and with the legal and accounting firms of Achiote, with respect to such documentation; and that to the extent requested, all questions raised have been answered to their complete satisfaction.

                            Section 5

Conditions Precedent to Obligations of Graystone, the Graystone Stockholder

          All obligations of Graystone and the Graystone Stockholder under this Plan are subject, at their option, to the fulfillment, before or at the Closing, of each of the following conditions:

          5.1 Representations and Warranties True at Closing. The representations and warranties of Achiote contained in this Plan shall be deemed to have been made again at and as of the Closing and shall then be true in all material respects and shall survive the Closing.

          5.2 Due Performance. Achiote shall have performed and complied with all of the terms and conditions required by this Plan to be performed or complied with by it before the Closing.

          5.3 Officers' Certificate. Graystone and the Graystone Stockholder shall have been furnished with a certificate signed by the President of Achiote, in such capacity and personally, attached hereto as Exhibit G and incorporated herein by reference, dated as of the Closing, certifying (1) that all representations and warranties of Achiote contained herein are true and correct; and (2) that since the date of the financial statements (Exhibit B and B-1 hereto), there has been no material adverse change in the financial condition, business or properties of Achiote, taken as a whole.

          5.4 Opinion of Counsel of Achiote. Graystone and the Graystone Stockholder shall have received an opinion of counsel for Achiote, dated as of the Closing, to the effect that (1) the representations of Sections 3.1, 3.2 and 3.12 are correct; (2) except as specified in the opinion, counsel knows of no inaccuracy in the representations in 3.5, 3.6 or 3.7; and (3) the shares of Achiote to be issued to the Graystone Stockholder under this Plan will, when so issued, be validly issued, fully paid and non-assessable.

          5.5 Assets and Liabilities of Achiote. Achiote shall have no material assets and no liabilities at Closing, and all costs, expenses and fees incident to the Plan shall have been paid.

          5.6 Resignation of Sole Director and Executive Officer and Designation of New Directors and Executive Officers. The present sole director and executive officer of Achiote shall resign, and shall have designated nominees of Graystone as directors and executive officers of Achiote to serve in their place and stead, until the next respective annual meetings of the stockholders and Board of Directors of Achiote, and until their respective successors shall be elected and qualified or until their respective prior resignations or terminations.

          5.7 Forward Split and Name Change of Achiote. The requirements of Section 1.5 hereof shall have been fully satisfied at Closing.

                            Section 6

          Conditions Precedent to Obligations of Achiote

          All obligations of Achiote under this Plan are subject, at its option, to the fulfillment, before or at the Closing, of each of the following conditions:

          6.1 Representations and Warranties True at Closing. The representations and warranties of Graystone and the Graystone Stockholder contained in this Plan shall be deemed to have been made again at and as of the Closing and shall then be true in all material respects and shall survive the Closing.

          6.2 Due Performance. Graystone and the Graystone Stockholder shall have performed and complied with all of the terms and conditions required by this Plan to be performed or complied with by them before the Closing.

          6.3 Officers' and Stockholders' Certificate. Achiote shall have been furnished with a certificate signed by the President of Graystone, attached hereto as Exhibit H and incorporated herein by reference, dated as of the Closing, certifying (1) that all representations and warranties of Graystone and the Graystone Stockholder contained herein are true and correct; and (2) that since the date of the financial statements (Exhibit D), there has been no material adverse change in the financial condition, business or properties of Graystone, taken as a whole.

          6.4 Opinion of Counsel of Graystone. Achiote shall have received an opinion of counsel for Graystone, dated as of the Closing, to the effect that (1) the representations of Sections 4.2, 4.3 and 4.13 are correct;
(2) except as specified in the opinion, counsel knows of no inaccuracy in the representations in 4.6, 4.7 or 4.8; (3) the Graystone Shares to be delivered to Achiote under this Plan will, when so delivered, have been validly issued, fully paid and non-assessable.

          6.5 Books and Records. The Graystone Stockholder or the Board of Directors of Graystone shall have caused Graystone to make available all books and records of Graystone, including minute books and stock transfer records; provided, however, only to the extent requested in writing by Achiote at Closing.

          6.6 Acceptance by Graystone Stockholder. The terms of this Plan shall have been accepted by the Graystone Stockholder who own not less than 50.1% of the outstanding Graystone Shares by their execution and delivery of a copy of the Plan and related instruments.

                            Section 7

                           Termination

          Prior to Closing, this Plan may be terminated (1) by mutual consent in writing; (2) by either the sole director of Achiote or Graystone and the Graystone Stockholder if there has been a material misrepresentation or material breach of any warranty or covenant by the other party; or (3) by either the sole director of Achiote or Graystone and the Graystone Stockholder if the Closing shall not have taken place, unless adjourned to a later date by mutual consent in writing, by the date fixed in Section 2.

                            Section 8

                        General Provisions

          8.1 Further Assurances. At any time, and from time to time, after the Closing, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Plan.

          8.2 Waiver. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

          8.3 Brokers. Except for 734,762 post-split shares to be issued as compensation for services rendered as outlined in Exhibit I attached hereto and incorporated herein by reference, each party represents to the other parties hereunder that no broker or finder has acted for it in connection with this Plan, and agrees to indemnify and hold harmless the other parties against any fee, loss or expense arising out of claims by brokers or finders employed or alleged to have been employed by he/she/it.

          8.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class registered or certified mail, return receipt requested, as follows:

               If to Achiote:                   1500 Quail Street, Suite 550
                                             Newport Beach, California 92660

                         With a copy to:     Jehu Hand, Esq.
                                             Hand & Hand
                                             Suite 200, The Pavilion
                                             24901 Dana Point Harbor Drive
                                             Dana Point, California 92629

               If to Graystone:              2506 Regency Lake Drive
                                             Marietta, Georgia 30062

                         With a copy to:     Leonard W. Burningham, Esq.
                                             455 East 500 South, #205
                                             Salt Lake City, Utah  84111

               If to the Graystone
                         Stockholder:        To the Addresses listed in
                                             Exhibit A

          8.5 Entire Agreement. This Plan constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation, or communication, whether oral or written, between the parties hereto relating to the transactions contemplated herein or the subject matter hereof.

          8.6 Headings. The section and subsection headings in this Plan are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Plan.

          8.7 Governing Law. This Plan shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, except to the extent pre-empted by federal law, in which event (and to that extent only), federal law shall govern.

          8.8 Assignment. This Plan shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided however, that any assignment by any party of its rights under this Plan without the prior written consent of the other parties shall be void.

          8.9 Counterparts. This Plan may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties have executed this Agreement and Plan of Reorganization effective the day and year first above written.

                              ACHIOTE CORPORATION


Date: 3/20/98                 By /s/ Jehu Hand, Esq, President


Date: 3/20/98                 /s/ Jehu Hand, Esq.

                              GRAYSTONE WORLD WIDE, INC.


Date: 3/23/98                 By /s/ Donald J. Hallisy, President


                              GRAYSTONE STOCKHOLDER

Date: 3/23/98                 /s/ Donald J. Hallisy

                            EXHIBIT A


                                            Number of Shares of
                       Number of Shares            Achiote
                          Owned of                  to be
Name and Address            Graystone         Received in Exchange

Donald J. Hallisy            1,000                12,463,000
2506 Regency Lake Dr.
Marietta, Georgia 30062

                            EXHIBIT B

                       ACHIOTE CORPORATION

                       FINANCIAL STATEMENTS

                      FOR THE PERIODS ENDED

             MARCH 31, 1997, 1996 AND 1995 (AUDITED)

          Attached to the Registrant's 10-KSB Annual Report for the fiscal year ended March 31, 1997.

                           EXHIBIT B-1

                       ACHIOTE CORPORATION

                 UNAUDITED FINANCIAL STATEMENTS

             FOR THE PERIOD ENDED DECEMBER 31, 1997


          Attached to the Registrant's 10-QSB Quarterly report for the quarter ended December 31, 1997.

                            EXHIBIT C

          Jehu Hand, Esq. has exercised his convertible option to purchase 155,500 pre-split shares of common stock of the Company in consideration of the sum of $801; and

          Mr. Hand has also agreed to contribute to capital, at the Closing, any amounts owed to him by the Company, for advances, services or otherwise.

                            EXHIBIT D

                    GRAYSTONE WORLD WIDE, INC.

                       FINANCIAL STATEMENTS

         FOR THE PERIOD FROM INCEPTION (JANUARY 16, 1998)

                       TO JANUARY 31, 1998


          See Item 7 of this Report.

                            EXHIBIT E

          None.

                            EXHIBIT F


Achiote Corporation
1500 Quail Street, Suite 550
Newport Beach, California 92660

Re:       Exchange of shares of Graystone World Wide, Inc., a
          Nevada corporation ("Graystone"), for shares of Achiote Corporation, a Delaware corporation ("Achiote" or the "Company")

Dear Ladies and Gentlemen:

          Pursuant to that certain Agreement and Plan of Reorganization (the "Plan") between the undersigned, Graystone, the sole stockholder of Graystone and Achiote, I acknowledge that I have approved this exchange; that I am aware of all of the terms and conditions of the Plan; that I have received and personally reviewed a copy of the Plan and any and all material documents regarding the Company, including, but not limited to Articles of Incorporation, Bylaws, minutes of meetings of directors and stockholders, financial statements and reports filed with the Securities and Exchange Commission during the past twelve months. I represent and warrant that no director or officer of the Company or any associate of either has solicited this exchange; that I am an "accredited investor" as that term is known under the Rules and Regulations of the Securities and Exchange Commission (see Exhibit "A" hereto); and/or, I represent and warrant that I have sufficient knowledge and experience to understand the nature of the exchange and am fully capable of bearing the economic risk of the loss of my entire cost basis.

          I further understand that immediately prior to the completion of the Plan, Achiote had little, if any assets, of any measurable value, and that in actuality, the completion of the Plan and the exchange of my shares of Graystone for shares of Achiote results in a decrease in the actual percentage of ownership that my shares of Graystone represented in Graystone prior to the completion of the Plan.

          I understand that you have and will make books and records of your Company available to me for my inspection in connection with the contemplated exchange of my shares, options or warrants, and that I have been encouraged to review the information and ask any questions I may have concerning the information of any director or officer of the Company or of the legal and accounting firms for the Company. I understand that the accountant for the Company is Thurman Shaw & Co., LC, Certified Public Accountants, 215 South State Street, Salt Lake City, Utah 84111, Telephone 801-359-2428; and that legal counsel for Achiote is Jehu Hand, Esq., Suite 200, The Pavilion, 24901 Dana Point Harbor Drive, Dana Point, California 92629, Telephone #(714) 489-2400; Mr. Hand is also the sole director and executive officer of Achiote.

          I also understand that I must bear the economic risk of ownership of any of the Achiote shares, options or warrants for a long period of time, the minimum of which will be one (1) year, as these shares are "unregistered" shares and may not be sold unless any subsequent offer or sale is registered with the United States Securities and Exchange Commission or otherwise exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), or other applicable laws, rules and regulations.

          I intend that you rely on all of my representations made herein and those in the personal questionnaire (if applicable) I provided to Graystone for use by Achiote as they are made to induce you to issue me the shares of Achiote under the Plan, and I further represent (of my personal knowledge or by virtue of my reliance on one or more personal representatives), and agree as follows, to-wit:

          1. That the shares being acquired are being received for investment purposes and not with a view toward further distribution;

          2. That I have a full and complete understanding of the phrase "for investment purposes and not with a view toward further distribution";

          3. That I understand the meaning of "unregistered" shares and know that they are not freely tradeable;

          4. That any stock certificate issued by you to me in connection with the shares being acquired shall be imprinted with a legend restricting the sale, assignment, hypothecation or other disposition unless it can be made in accordance with applicable laws, rules and regulations;

          5. I agree that the stock transfer records of your Company shall reflect that I have requested the Company not to effect any transfer of any stock certificate representing any of the shares being acquired unless I shall first have obtained an opinion of legal counsel to the effect that the shares may be sold in accordance with applicable laws, rules and regulations, and I understand that any opinion must be from legal counsel satisfactory to the Company and, regardless of any opinion, I understand that the exemption covered by any opinion must in fact be applicable to the shares;

          6. That I shall not sell, offer to sell, transfer, assign, hypothecate or make any other disposition of any interest in the shares, options or warrants being acquired except as may be pursuant to any applicable laws, rules and regulations;

          7. I fully understand that my shares which are being exchanged for shares of the Company are "risk capital," and I am fully capable of bearing the economic risks attendant to this investment, without qualification; and

          8. I also understand that without approval of counsel for Achiote, all shares of Achiote to be issued and delivered to me in exchange for my shares of Graystone shall be represented by one certificate only and which such certificate shall be imprinted with the following legend or a reasonable facsimile thereof on the front and reverse sides thereof:

          The shares, options or warrants of stock represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold or otherwise transferred unless compliance with the registration provisions of such Act has been made or unless availability of an exemption from such registration provisions has been established, or unless sold pursuant to Rule 144 under the Act.

          Any request for more than one stock certificate must be accompanied by a letter signed by the requesting stockholder setting forth all relevant facts relating to the request. Achiote will attempt to accommodate any stockholders' request where Achiote views the request is made for valid business or personal reasons so long as in the sole discretion of Achiote, the granting of the request will not facilitate a "public" distribution of unregistered shares of Achiote.

          You are requested and instructed to issue a stock certificate as follows, to-wit:

               Donald J. Hallisy
               2506 Regency Lake Drive
               Marietta, Georgia 30062

          Dated this 23rd day of March, 1998.

                              Very truly yours,


                              /s/ Donald J. Hallisy

                           EXHIBIT G

                CERTIFICATE OF OFFICER PURSUANT TO

               AGREEMENT AND PLAN OF REORGANIZATION

          The undersigned, the President of Achiote Corporation, a Delaware corporation ("Achiote"), represents and warrants the following as required by the Agreement and Plan of Reorganization (the "Plan") between Achiote and Graystone, a Nevada corporation ("Graystone"), and the sole stockholder of Graystone (the "Graystone Stockholder"), to-wit:

          1. That he is the President of Achiote and has been authorized and empowered by its Board of Directors to execute and deliver this Certificate to Graystone and the Graystone Stockholder;

          2. Based upon his personal knowledge, information, belief and opinions of counsel for Achiote regarding the Plan:

              (i) All representations and warranties of Achiote contained within the Plan are true and correct;

             (ii) Achiote has complied with all terms and provisions required of it pursuant to the Plan; and

            (iii) There have been no material adverse changes in the financial position of Achiote as set forth in its financial statements for the periods ended March 31, 1997, 1996 and 1995, except as set forth in Exhibit C to the Plan.


                              ACHIOTE CORPORATION


                              By /s/ Jehu Hand, Esq., President

                              /s/ Jehu Hand, Esq., Personally

                            EXHIBIT H

                CERTIFICATE OF OFFICER PURSUANT TO

               AGREEMENT AND PLAN OF REORGANIZATION

          The undersigned, the President of Graystone World Wide, Inc., a Nevada corporation ("Graystone"), represents and warrants the following as required by the Agreement and Plan of Reorganization (the "Plan") between Graystone, its sole stockholder (the "Graystone Stockholder") and Achiote Corporation, a Delaware corporation ("Achiote"), to-wit:

          1. That he is the President of Graystone and has been authorized and empowered by its Board of Directors to execute and deliver this Certificate to Achiote;

          2.   Based on his personal knowledge, information, belief:

              (i) All representations and warranties of Graystone contained within the Plan are true and correct;

             (ii) Graystone has complied with all terms and provisions required of it pursuant to the Plan; and

            (iii) There have been no material adverse changes in the financial position of Graystone as set forth in its financial statements for the period from inception to January 31, 1998, except as set forth in Exhibit E to the Plan.

                              GRAYSTONE WORLD WIDE, INC.


                              By   /s/ Donald J. Hallisy, President


                              /s/ Donald J. Hallisy, Personally

                            EXHIBIT I


Name of Consultant            Number of "Unregistered" Post-Split Shares

Smith Consulting Services, Inc.              353,000
Alliance Consulting, Inc.                   381,762


                    Total:              734,762